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                                                                   Exhibit 5.1
                                [LETTERHEAD OF GOODWIN, PROCTER]

                                      September 25, 1998

Patriot American Hospitality, Inc.
1950 Stemmons Freeway, Suite 6001
Dallas, TX 75207

Wyndham International, Inc.
1950 Stemmons Freeway, Suite 6001
Dallas, TX 75207

       Re: Legality of Securities to be Registered under Registration
           Statement on Form S-3

Ladies and Gentlemen:

     This opinion is furnished in connection with the registration on Form S-3 (the "Registration Statement") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), of 4,592,307 shares of common stock, par value $.01 per share, of Patriot American Hospitality, Inc., a Delaware corporation (the "Corporation"), and 4,592,307 shares of common stock, par value $.01 per share, of Wyndham International, Inc., a Delaware corporation (the "Operating Company" and, together with the Corporation, the "Companies"), which shares are paired, and trade as a single unit (the "Registration Shares"). These shares are being registered pursuant to certain registration rights the Companies granted in connection with transactions in which they acquired ten hotels from CHC International, Inc. and from entities affiliated with the Gencom American Hospitality group of companies.

     In connection with rendering this opinion, we have examined the Amended and Restated Certificate of Incorporation of each of the Companies, as amended to the date hereof and on file with the Secretary of State of the State of Delaware, the Amended and Restated Bylaws of each of the Companies, such records of the corporate proceedings of the Companies as we deemed material, the Registration Statement and the exhibits thereto, and such other certificates, receipts, records and documents as we considered necessary for the purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as certified, photostatic or facsimile copies, the authenticity of the originals of such copies and the authenticity of telephone confirmations of public officials and others. As to facts material to our opinion, we have relied upon

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September 25, 1998
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certificates or telephonic confirmations of public officials and certificates, documents, statements and other information of the Companies or representatives or officers thereof.

     We are attorneys admitted to practice in the Commonwealth of Massachusetts. We express no opinion concerning the laws of any jurisdictions other than the laws of the United States of America and the Delaware General Corporation Law, and also express no opinion with respect to the blue sky or securities laws of any state, including Delaware.

     Based upon the foregoing, we are of the opinion that under the Delaware General Corporation Law, pursuant to which the Companies are incorporated, the Registration Shares being registered have been validly issued and are fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us with respect to this opinion under the heading "Legal Matters" in the Prospectus which is a part of such Registration Statement.

                                           Very truly yours,

                                           /s/ Goodwin, Procter & Hoar LLP

                                           GOODWIN, PROCTER & HOAR LLP